    As filed with the Securities and Exchange Commission on October 20, 1999
                                                Registration No. 333-__________
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                                  CYGNUS, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                       94-2978092
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                   400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063
               (Address of principal executive offices) (Zip Code)

                               ------------------

             CYGNUS, INC. AMENDED 1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                               ------------------

                            BARBARA G. MCCLUNG, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                  CYGNUS, INC.
                   400 PENOBSCOT DRIVE, REDWOOD CITY, CA 94063
                     (Name and address of agent for service)
                                 (650) 369-4300
          (Telephone number, including area code, of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

       TITLE OF SECURITIES             AMOUNT        PROPOSED MAXIMUM    PROPOSED MAXIMUM
              TO BE                    TO BE          OFFERING PRICE    AGGREGATE OFFERING         AMOUNT OF
            REGISTERED               REGISTERED         PER SHARE              PRICE            REGISTRATION FEE
       -------------------           -----------     ----------------   ------------------      ----------------
Common Stock, $.001 par value        350,000 (1)         $9.781 (2)        $3,423,438 (2)            $951.72
(Amended 1991 Employee Stock
Purchase Plan)

----------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended (the "1933 Act"), on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on October 15, 1999, as reported by the NASDAQ National Market System.

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Cygnus, Inc. (all references to "we", "us", "our", "the Company" or the "Registrant" in this Registration Statement mean Cygnus, Inc.) files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 350,000 shares authorized for issuance under the Registrant's Amended 1991 Employee Stock Purchase Plan.

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         We hereby incorporate by reference into this Registration Statement the following documents previously filed with the Commission:

         a. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 30, 1999;

         b. The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999 filed with the Commission on April 27, 1999 (with amendments filed on May 3, 1999 and May 4, 1999) and August 16, 1999, respectively;

         c. The Registrant's Current Reports on Form 8-K filed with the Commission (i) on February 5, 1999 (Film No. 99522291),
                  (ii) on February 5, 1999 (Film No. 99522321), (iii) on
                  June 7, 1999 (Film No. 99641354); (iv) on July 2, 1999
                  (Film No. 99659094); (v) on July 20, 1999 (Film No. 99667122);
                  (vi) on July 28, 1999 (Film No. 99671340), and (vii) on
                  October 7, 1999 (Film No. 99724796);

         d. The Registrant's Registration Statement on Form 8-A filed with the Commission on December 21, 1990, which provides a description of the Registrant's Common Stock, including any amendments or reports filed for the purpose of updating such description; and

         e. The Registrant's Registration Statement on Form 8-A filed with the Commission on October 29, 1993, which provides a description of the Registrant's Preferred Share Purchase Rights, including any amendments or reports filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") provides for the indemnification of directors, officers, employees and other agents under certain circumstances. Our Bylaws (the "Bylaws") require us to indemnify each of our officers and directors to the fullest extent permitted by the Delaware Law against certain expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Cygnus. In addition, the Bylaws grant us the power to indemnify our employees and agents under certain circumstances to the fullest extent permitted by Delaware Law against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of Cygnus.

         Article IX of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware Law, our directors shall not be personally liable to Cygnus or our stockholders for monetary damages for breach of fiduciary duty as a director.

         We maintain directors' and officers' liability insurance policies insuring our directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring Cygnus under certain circumstances, in the event that indemnification payments are made by us to such directors and officers.

         We have entered into indemnification agreements with our officers and directors, pursuant to which we are obligated to indemnify each officer and director against certain claims and expenses for which the officer or director might be held liable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER    EXHIBIT
--------------    -------

       4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e), respectively.

       5          Opinion and Consent of Barbara G. McClung.

      23.1        Consent of Ernst & Young LLP, Independent Auditors.

      23.2        Consent of Barbara G. McClung is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-7 of this Registration Statement.

      99.1 Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan (As Amended and Restated as of October 1, 1999).

Item 9.  UNDERTAKINGS

         A.       We hereby undertake:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      to include any prospectus required by Section 10(a)(3) of the 1933
         Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by Cygnus pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement.

(2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. We hereby undertake that, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of Cygnus pursuant to the indemnification provisions summarized in Item 6 or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Cygnus of expenses incurred or paid by a director, officer, or controlling person of Cygnus in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California on this 20th day of October 1999.

                            CYGNUS, INC.

                            By: /s/ John C. Hodgman
                                -----------------------------------------------
                                John C. Hodgman
                                President, Chief Executive Officer and Chairman

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of Cygnus, Inc., a Delaware corporation, do hereby constitute and appoint John C. Hodgman the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              SIGNATURES                                       TITLE                                 DATE
/s/ John C. Hodgman                      President, Chief Executive Officer                    October 20, 1999
--------------------------------------   (Principal Executive Officer), Chairman of the
John C. Hodgman                          Board of Directors and Director

/s/ Craig W. Carlson                     Senior Vice President, Finance and Chief              October 20, 1999
--------------------------------------   Financial Officer (Principal Financial Officer
Craig W. Carlson                         and Accounting Officer)

/s/ Gary W. Cleary                       Chairman Emeritus of the Board of                     October 20, 1999
--------------------------------------   Directors
Gary W. Cleary

/s/ Andre F. Marion                      Vice Chairman of the Board of Directors               October 20, 1999
--------------------------------------
Andre F. Marion

/s/ Frank T. Cary                                             Director                         October 20, 1999
--------------------------------------
Frank T. Cary

/s/ Richard G. Rogers                                         Director                         October 20, 1999
--------------------------------------
Richard G. Rogers

/s/ Walter B. Wriston                                         Director                         October 20, 1999
--------------------------------------
Walter B. Wriston


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                    UNDER THE

                             SECURITIES ACT OF 1933


                                  CYGNUS, INC.

                                  EXHIBIT INDEX

EXHIBIT NO.       EXHIBIT

4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statements on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Items 3(d) and 3(e), respectively.

5                 Opinion and Consent of Barbara G. McClung.

23.1              Consent of Ernst & Young LLP, Independent Auditors.

23.2              Consent of Barbara G. McClung is contained in Exhibit 5.

24 Power of Attorney. Reference is made to page II-7 of this Registration Statement.

99.1 Cygnus, Inc. Amended 1991 Employee Stock Purchase Plan (As Amended and Restated as of October 1, 1999).